UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 28, 2009
CAMDEN PROPERTY TRUST
(Exact name of Registrant as Specified in Charter)

Texas	1-12110	76-6088377
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification Number)
Three Greenway Plaza, Suite 1300, Houston, Texas 77046
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 354-2500
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) In connection the previously-announced retirement of Steven Eddington, Senior Vice President-Operations of Camden Property Trust (the “Company”), on December 28, 2009, the Company entered into an Agreement and General Release (the “Agreement”) with Mr. Eddington pursuant to which, among other things, the Company will pay Mr. Eddington an aggregate of $881,462.50, which was determined in accordance with the provisions regarding termination without cause or for good reason in his employment agreement with the Company, and 4,960 common shares of the Company will vest on January 2, 2010. Also pursuant to the Agreement, Mr. Eddington provided a general release in favor of the Company and its affiliates and other related persons.
     The above summary of the material terms of the Agreement is qualified in its entirety by reference to the complete text of the Agreement filed herewith as Exhibit 99.1 and is incorporated in this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
Number	Title

99.1	Agreement and General Release executed on December 28, 2009 between Camden Property Trust and Steven Eddington

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 28, 2009

CAMDEN PROPERTY TRUST
By:	/s/ Michael P. Gallagher
Michael P. Gallagher
Vice President — Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Title

99.1	Agreement and General Release executed on December 28, 2009 between Camden Property Trust and Steven Eddington